EXHIBIT 32

            This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Warwick Community Bancorp, Inc. (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the year ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition and the results of operations as of the dates and for the periods presented in the financial statements included in such report.

Date: March 15, 2004	/s/ Fred G. Kowal Fred G. Kowal Chairman and Chief Executive Officer
Date: March 15, 2004	/s/ Arthur W. Budich Arthur W. Budich Senior Vice President and Chief Financial Officer